UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2009

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

Connecticut	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, including area code: 860-644-1551

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On September 17, 2009, the shareholders of Gerber Scientific, Inc. (the “Company”) voted at the Company’s 2009 annual meeting of shareholders to approve an amendment to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (the “Incentive Plan”) which increased the total number of shares of the Company’s common stock issuable pursuant to the Incentive Plan, excluding any shares related to awards granted under specified prior stock incentive plans, by 1,250,000 shares from a total of 3,000,000 shares to a total of 4,250,000 shares.  The Incentive Plan provides for the grant of stock options, restricted stock, stock units, stock appreciation rights, performance awards and other stock-based and cash-based awards to officers, directors and other employees of the Company and its subsidiaries.  The Board of Directors of the Company approved the foregoing amendment on July 17, 2009.

A copy of the Incentive Plan, including Section 4.1 as amended by the amendment described above, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02.

Item 9.01      Financial Statements and Exhibits.

(d)       The Company herewith files the following exhibit:

Exhibit No.	Description of Exhibit
10.1	Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	September 23, 2009	By:	/s/ William V. Grickis, Jr.
William V. Grickis, Jr. Senior Vice President, General Counsel, and Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Gerber Scientific, Inc. 2006 Omnibus Incentive Plan, as amended